Exhibit 99.T3A.8

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles	/s/ Carol Prest
BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: November 12, 2014 10:56 AM Pacific Time

Incorporation Number:        BC1018811

Recognition Date and Time: Incorporated on November 12, 2014 10:56 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ESSAR TECH ALGOMA INC.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA	Delivery Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA	Delivery Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Marwah, Rajat Mailing Address: 5 PAR AVE SAULT STE. MARIE ON P6A 6L3 CANADA	Delivery Address: 5 PAR AVE SAULT STE. MARIE ON P6A 6L3 CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached